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                                                               Exhibit 10.68


                       APPLIED DIGITAL SOLUTIONS, INC.
                    EMPLOYMENT AND NON-COMPETE AGREEMENT

         AGREEMENT made this 8 day of April, 2004 and effective as of the 1st day of January, 2004 (the "Effective Date"), by and between the parties to this Agreement (hereinafter individually referred to as "Party" and collectively referred to as "Parties"), APPLIED DIGITAL SOLUTIONS, INC., a Missouri Business Corporation (hereinafter referred to as "ADS"), and SCOTT
R. SILVERMAN (hereinafter referred to as "Executive").

         WHEREAS, ADS is an advanced digital technology development company (the "Business"); and

         WHEREAS, ADS finds it is in its best interest and to protect its technologies and business relationships to continue to engage Executive's services as Chief Executive Officer of ADS; and

         WHEREAS, Executive desires to continue to serve as ADS' Chief Executive Officer;

         NOW THEREFORE, in consideration of the promises and the mutual obligations set forth in this Agreement, the Parties agree as follows:

         1. EMPLOYMENT. ADS agrees to continue to employ Executive, and
            ----------
Executive agrees to such continued employment by ADS, pursuant to the terms and conditions set forth in this Agreement.

         2. POSITION AND RESPONSIBILITIES. During the term of this
            -----------------------------
Agreement, as defined below, Executive shall serve as Chief Executive Officer of ADS and will perform such duties and exercise such supervision with regard to the business of ADS as are associated with such position, as well as such additional duties as may be prescribed from time to time by ADS'



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Board of Directors. Executive agrees to render services to the best of
Executive's ability for and on behalf of ADS. Executive agrees to devote his full business time to rendering such services on behalf of ADS.

         3. TERM. Except as otherwise provided in this Section 3 or Section
            ----
8(c) of this Agreement, the term of this Agreement (the "Term") shall commence on the Effective Date and shall continue in force thereafter for a period of five (5) years from the Effective Date. Notwithstanding the foregoing, upon the happening of any of the following events, this Agreement shall terminate (unless otherwise provided herein for a termination after a period of time) and Executive shall cease to be an employee of ADS:

                  (a) Executive's resignation upon sixty (60) days advance written notice;

                  (b) Executive's Total Disability upon ADS' election. For purposes of this Agreement, "Total Disability" shall be defined as Executive's inability, due to illness, accident or any other physical or mental incapacity, to perform Executive's usual responsibilities performed by Executive for ADS prior to the onset of such disability, for one hundred eighty (180) consecutive days during the Term. ADS may elect, by written notice to Executive, within thirty
                           (30) days of the end of such period of Total
                           Disability defined above, to terminate
                           Executive's employment herein;

                  (c)      the death of Executive;

                  (d) Executive's Constructive Termination. For purposes of this Agreement, "Constructive Termination" shall be defined as a material breach by ADS of its obligations under this Agreement (including but not limited to any reduction of Executive's Base Salary or incentive compensation as


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                           provided herein). If Executive chooses to treat
                           such material breach as a Constructive
                           Termination, Executive shall provide ADS with written notice describing the circumstances being relied upon by Executive for such termination with respect to this Agreement within thirty (30) days after the event giving rise to the Constructive Termination. ADS shall have thirty
                           (30) days after receipt of such notice to remedy the situation prior to the Constructive Termination being deemed final; or (e) ADS terminates this Agreement for cause, with said cause being defined as a conviction of a felony or Executive's being prevented from providing services hereunder as a result of Executive's violation of any law, regulation and/or rule.

         4. ANNUAL COMPENSATION. (a) During the Term, Executive shall be
            -------------------
entitled to compensation for all services performed by Executive pursuant to this Agreement ("Compensation") as follows:

                  (1) Executive shall be entitled to a base salary (the "Base Salary") of $330,000.00 for the 2004 calendar year, payable according to the customary payroll practices of ADS for the then current period. The Base Salary shall increase a minimum of ten percent (10%) per annum during the Term. The "Base Salary" shall, for all purposes of this Agreement, mean the Base Salary then being paid by ADS to Executive.

                  (2) During the Term, Executive shall be eligible for incentive bonus compensation for each calendar year, to be reasonably determined by the Board of Directors of ADS.


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          (b) ADS shall deduct from the Compensation all taxes and other deductions which are required to be deducted or withheld under any provision of any federal, state, or local law now in effect or which may become effective at any time during the term of this Agreement.

         5. FRINGE BENEFITS. During the Term, Executive shall be entitled to
            ---------------
all fringe benefits (the "Fringe Benefits") provided to senior executive employees of ADS, as reasonably determined by the Board of Directors of ADS.

         6. BUSINESS EXPENSES. ADS will reimburse Executive for all
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reasonable travel, entertainment and other expenses incurred by Executive in connection with the performance of his duties and obligations under this Agreement. Executive will comply with all reasonable reporting requirements with respect to business expenses as may be established by ADS from time to time.

         7. ADDITIONAL BENEFITS. (a) Executive will be entitled to
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participate in all other compensation or employee benefit plans or programs and receive all benefits for which salaried employees of ADS generally are eligible under any plan or program now or later established by ADS on the same basis as similarly situated senior executives of ADS. Executive will participate to the extent permissible under the terms and provisions of such plans or programs, in accordance with program provisions.

                  (b) (i) Subject to the terms of Section 7(b)(ii) below, on April 5, 2004, ADS will, subsequent to the one (1) for ten (10) reverse stock split of ADS, grant to Executive options to acquire eight hundred fifty-seven thousand and five hundred (857,500) shares of common stock of ADS (the "New Options") at the closing price of ADS on April 5, 2004. Thirty-three and one-third (33 1/3%) percent of the New Options shall vest on April 5, 2005, thirty-three and one-third (33 1/3%) percent of the New Options shall vest on April 5, 2006, and


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the remaining thirty-three and one-third (33 1/3%) percent of the New
Options shall vest on April 5, 2007.

                  (b) (ii) To the extent that as of April 5, 2004, there are insufficient options under all applicable ADS option plans to issue all of the New Options, then and in that event, all options that are available under all applicable ADS option plans shall be issued to Executive on April 5, 2004. ADS will issue to Executive the balance of the New Options upon the availability of the balance of the New Options, which balance of the New Options shall be issued at the closing price of ADS on the date or dates, as the case may be, in which the balance of the New Options are issued. The vesting schedule for the New Options as provided for in Section 7(b)(i) shall, in all events, remain applicable.

         8. PAYMENT UPON TERMINATION OF AGREEMENT. (a) In the event this
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Agreement is terminated by Executive's resignation pursuant to subparagraph
(a) or (e) of Section 3 of this Agreement, ADS will pay to Executive any and all earned but unpaid Base Salary and earned but unpaid incentive bonus compensation as of the date of termination. ADS shall pay such amounts due Executive within thirty (30) days of Executive's last day of service. In addition, ADS shall pay to Executive fifty (50%) percent of the Base Salary for a period of two (2) years commencing from the date of Termination. In addition, any outstanding stock options held by Executive on Executive's last day of service shall remain exercisable for the life of the option. Further, Executive may, at his sole option, assume all obligations for the leased vehicle then used by Executive, which vehicle is being leased by ADS for use by Executive.

                  (b) In the event this Agreement is terminated pursuant to any of subparagraphs (b) through (d) of Section 3 of this Agreement, ADS will, in addition to maintaining the Fringe Benefits through December 31, 2008, pay to Executive the sum of (i) any


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and all earned but unpaid Base Salary and earned but unpaid incentive bonus compensation as of the date of termination; (ii) the greater of (A) the Base Salary from the date of termination through December 31, 2008, or (B) two
(2) times the Base Salary; and (iii) the average bonus paid by ADS to Executive for the three (3) full calendar years immediately prior to the date of termination, or fifty (50%) percent of the bonus paid by ADS to Executive in 2003 if the termination occurs in 2004, or seventy-five (75%) percent of the average bonuses paid by ADS to Executive in 2003 and 2004 if the termination occurs in 2005, which amount shall be interpolated from the date of termination through December 31, 2008. All amounts set forth in this subparagraph (b) may be paid in either cash or in stock of ADS within sixty
(60) days of Executive's last day of service; provided, however, to the extent that Executive, in his sole option, does not desire to receive stock of ADS, then and in that event, he shall so notify ADS in which event ADS shall pay fifty (50%) percent of the amounts set forth in this subparagraph
(b) in cash within sixty (60) days of Executive's last day of service, with the remaining amounts to be paid within one hundred eighty (180) days of Executive's last day of service; provided, further, that ADS shall continue to pay to Executive the Base Salary for one hundred eighty (180) days from Executive's last day of service, which payments shall be credited to ADS against the amount due from ADS to Executive as set forth in this subparagraph (b). In addition, any outstanding stock options held by Executive on Executive's last day of service pursuant to such termination shall become vested and exercisable as of such date of termination, and will remain exercisable for the life of the option. Further, ADS shall continue to pay all lease payments on the vehicle then used by Executive, which vehicle is being leased by ADS for use by Executive. In addition, ADS shall maintain Executive on its group medical plan on the same


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conditions as if he were to remain employed by ADS, until Executive is eligible to be covered under another comparable group medical plan.

                  (c) (i) To the extent that during the Term there shall be a Change in Control, as hereinafter defined, notwithstanding any term to the contrary in this Agreement, this Agreement shall terminate in which event, the Executive shall be entitled to receive the Change in Control
Compensation, as hereinafter defined.

                      (ii) For all purposes of this Agreement, a Change in Control shall be deemed to occur if any person or entity (or persons or entities acting as a group) acquires stock of ADS that, together with stock then held by such person, entity or group, results in such person, entity or group holding more than fifty (50%) percent of the fair market value or total voting power of ADS.

                      (iii) For all purposes of this Agreement, the Term Change in Control Compensation shall mean the sum of (A) any and all earned but unpaid Base Salary and earned but unpaid bonus compensation as of the date of the Change in Control; (B) five (5) times the Base Salary; and
(C) five (5) times the average bonus paid by ADS to Executive for the three
(3) full calendar years immediately prior to the Change in Control, or the number of calendar years that were completed commencing on the Effective Date and ending on the Change in Control if less than three (3) calendar years. The Change in Control Compensation shall be paid to Executive within ten (10) days of the Change in Control. In addition, any outstanding stock options held by Executive as of the Change in Control shall become vested and exercisable as of such date, and shall remain exercisable as of the life of the option. Further, ADS shall continue to pay all lease payments on the vehicle then used by Executive, which vehicle is being leased by ADS for use by Executive.

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         9. CONFIDENTIAL INFORMATION. (a) Executive recognizes and
            ------------------------
acknowledges that all information pertaining to this Agreement or to the affairs; business; results of operations; accounting methods, practices and procedures; shareholders; acquisition candidates; financial condition; clients; customers or other relationships of ADS or any of its affiliates ("Information") is confidential and is a unique and valuable asset of ADS or any of its affiliates. Access to and knowledge of the Information is essential to the performance of Executive's duties under this Agreement. Executive will not, during the Term or thereafter, except to the extent reasonably necessary in performance of his duties under this Agreement, give to any person, firm, association, corporation, or governmental agency any Information, except as may be required by law. Executive will not make use of the Information for his own purposes or for the benefit of any person or organization other than ADS or any of its affiliates. Executive will also use his best efforts to prevent the disclosure of this Information by others. All records, memoranda, etc. relating to the business of ADS or its affiliates, whether made by Executive or otherwise coming into his possession, are confidential and will remain the property of ADS or its affiliates.

         (b) Executive will, with reasonable notice during or after the Term, furnish information as may be in his possession and fully cooperate with ADS and its affiliates as may be required in connection with any claims or legal action in which ADS or any of its affiliates is or may become a party.

         10. RESTRICTIONS. (a) During the Term, and to the extent that
             ------------
Executive submits his resignation in accordance with Section 3(a), thereafter for a two (2) year period (the "Restriction Period"), Executive agrees that, without the prior express written approval from ADS' Board of Directors, he shall not compete with ADS and its affiliates by directly or indirectly engaging in the Business or by engaging in any business comparable to that of ADS or its affiliates, either


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directly or indirectly, as an individual, partner, member, corporation, limited liability company, limited liability partnership, officer of a corporation or in any other capacity whatsoever at any location at which ADS
                  -----------------------------
or its affiliates conducts business and/or provides any services.
                                                    ---

         (b) Executive acknowledges that the restrictions contained in this
Section 10 of this Agreement, in view of the nature of the activities in which ADS and its affiliates are engaged, are reasonable and necessary in order to protect the legitimate interests of ADS and its affiliates, and that any violation thereof would result in irreparable injuries to ADS and/or its affiliate(s), as the case may be. Executive, therefore, acknowledges that, in the event of the violation of any of these restrictions, ADS shall be entitled to obtain from any Court of competent jurisdiction preliminary and permanent injunctive relief, as well as attorneys fees and costs, damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative, and in addition to any other rights or remedies to which ADS may be entitled.

         (c) Executive agrees that the restrictions contained in this
Section 10 of this Agreement are an essential element of Executive's compensation that Executive is granted hereunder and, but for Executive's agreement to comply with such restrictions, ADS would not have entered into this Agreement.

         (d) If any of the restrictions set forth in this Section 10 should, for any reason, be adjudged invalid or unreasonable in any proceeding, then the validity or enforceability of the remainder of such restrictions shall not be adversely affected. If the Restriction Period or the area specified in this Section 10 of this Agreement shall be adjudged unreasonable in any proceeding, then the Restriction Period shall be reduced by such number of months, or the area shall be reduced by the elimination of such portion thereof or both, so that such restrictions may


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be enforced in such area and for such period of time as is adjudged to be reasonable. If Executive violates any of the restrictions contained in this
Section 10, the Restriction Period shall not run in favor of Executive from the time of commencement of any such violation until such time as such violation shall be cured by Executive to the satisfaction of ADS.

         (e) THE TERMS OF THIS SECTION 10 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT. EXECUTIVE ACKNOWLEDGES THAT HE CAN BE GAINFULLY EMPLOYED AND STILL COMPLY WITH THE TERMS OF THIS SECTION 10 AND THAT IT IS NOT UNDULY INCONVENIENT TO HIM.

         11. INDEMNIFICATION; LITIGATION. (a) ADS will indemnify Executive
             ---------------------------
to the fullest extent permitted by the laws of the State of Florida in effect at that time, or the certificate of incorporation and by-laws of ADS, whichever affords the greater protection to Executive. Executive will be entitled to any insurance policies ADS may elect to maintain generally for the benefit of its officers and directors against all costs, charges and expenses incurred in connection with any action, suit or proceeding to which he may be made a party by reason of being an officer of ADS.

         (b) In the event of any litigation or other proceeding between ADS and Executive with respect to the subject matter of this Agreement, ADS will reimburse Executive for all costs and expenses related to the litigation or proceedings, including attorney's fees and expenses, providing that the litigation or proceedings results in either a settlement requiring ADS to make a payment to Executive or judgment in favor of Executive.

         12. MITIGATION. Executive will not be required to mitigate the
             ----------
amount of any payment provided for hereunder by seeking other employment or otherwise, nor will the amount of any such payment be reduced by any compensation earned by Executive as the result of employment by another employer after the date Executive's employment hereunder terminates.


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         13. REMEDIES. (a) In the event of a breach of this Agreement, the
             --------
nonbreaching Party may maintain an action for specific performance against the Party who is alleged to have breached any of the terms of this Agreement. This subparagraph (a) of this Section 13 of this Agreement will not be construed to limit in any manner any other rights or remedies an aggrieved Party may have by virtue of any breach of this Agreement.

         (b) Each of the Parties has the right to waive compliance with any obligation of this Agreement, but a waiver by any Party of any obligation will not be deemed a waiver of compliance with any other obligation or of its right to seek redress for any breach of any obligation on any subsequent occasion, nor will any waiver be deemed effective unless in writing and signed by the Party so waiving.

         14. CONSOLIDATION, MERGER OR SALE OF ASSETS. Nothing in this
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Agreement will preclude ADS from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of ADS hereunder. Upon such a consolidation, merger or sale of assets the term "ADS" will mean the other corporation and this Agreement will continue in full force and effect.

         15. ATTORNEY'S REPRESENTATIONS. Executive acknowledges that ADS'
             --------------------------
counsel, COOPER LEVENSON APRIL NIEDELMAN & WAGENHEIM, P.A., prepared this Agreement on behalf of and in the course of their representation of ADS, and that:

                  1. Executive has been advised to seek the advice of independent counsel; and

                  2. Executive has had the opportunity to seek and has, in fact, received the advice of independent counsel of his choosing.

         16. NOTICES. Any notices required or permitted by this Agreement or
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by law to be served on, or delivered to, any Party to this Agreement, shall be in writing and shall be signed by


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the Party giving or delivering it and sent by courier that guarantees overnight delivery, or by registered or certified mail, return receipt requested, addressed to the Party to whom any communication under this Agreement is to be made. Notice given as provided herein shall be deemed to have been given on the mailing date and, unless otherwise provided herein, shall be effective from that date. Notice shall be sent to the respective Party at the address set forth below. Any Party may change its address for purposes of receiving notices by furnishing notice of such change in the manner set forth above.

         If to ADS:        Daniel E. Penni
                           APPLIED DIGITAL SOLUTIONS, INC.
                           400 Royal Palm Way, Suite 410
                           Palm Beach, Florida  33480

         If to Executive:  Scott R. Silverman
                           955 Gardenia Drive
                           Delray Beach, Florida  33483

         17. INVALID PROVISIONS. The invalidity or unenforceability of any
             ------------------
particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as though such invalid or unenforceable provisions were omitted.

         18. ASSIGNMENT. This Agreement shall inure to the benefit of and be
             ----------
binding upon ADS, its successors and assigns, and Executive. This Agreement, being for the personal services of Executive, shall not be assignable or subject to anticipation by Executive.

         19. AMENDMENTS. The terms and provisions of this Agreement may not
             ----------
be modified except by written instrument duly executed by the Parties.

         20. ENTIRE AGREEMENT. This Agreement supersedes all other oral and
             ----------------
written agreements between the Parties with respect to the matters contained in this Agreement and,


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except as otherwise provided herein, this Agreement contains all of the covenants and agreements between the Parties with respect to those matters.

         21. LAW GOVERNING AGREEMENT. This Agreement shall be governed by
             -----------------------
and construed in accordance with the laws of the State of Florida. Any terms and conditions of this Agreement which apply to Executive and/or govern Executive's behavior after Executive's termination of employment and/or after the termination of this Agreement shall automatically survive the termination of this Agreement.

         22. CONSENT TO JURISDICTION AND VENUE. The Parties hereby consent
             ---------------------------------
and submit to the jurisdiction and venue of any state or federal court within the State of Florida, Palm Beach County in any litigation arising out of this Agreement.

         23. CAPTIONS AND GENDER. The headings contained in this Agreement
             -------------------
are inserted for convenience and reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provisions hereof, and shall not affect in any way the meaning or interpretation of this Agreement or any provisions hereof. All personal pronouns used in this Agreement shall include the other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural and vice versa whenever and as often as may be appropriate.

         24. COUNTERPART EXECUTION. This Agreement may be executed in two
             ---------------------
or more counterparts either by facsimile or otherwise, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, the Parties hereto have set their hands and seals as of the date set forth on the first page of this Agreement.


ATTEST:                             APPLIED DIGITAL SOLUTIONS, INC.


/s/ Michael Krawitz                 /s/ Daniel E. Penni
------------------------------      ------------------------------------------
Michael Krawitz, Secretary          By: Daniel E. Penni, Chairman of the
                                    Compensation Committee of the Board of the
                                    Board of Directors


WITNESS:                            EXECUTIVE:


/s/ Kay E. Langsford                /s/ Scott R. Silverman
---------------------------------   --------------------------------
Kay E. Langsford                    SCOTT R. SILVERMAN







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